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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 10, 1998


                          MOLTEN METAL TECHNOLOGY, INC.
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             (Exact name of registrant as specified in its charter)


           DELAWARE                      0-21042                 52-1659959
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(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)


              400-2 TOTTEN POND ROAD, WALTHAM, MASSACHUSETTS 02154
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                     Address of principal executive offices


       Registrant's telephone number, including area code: (781) 487-9700
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ITEM 5.  OTHER EVENTS

Delisting Of Securities From The Nasdaq Stock Market

     In a letter dated February 10 (the "Letter"), The Nasdaq Stock Market, Inc. ("Nasdaq") advised Molten Metal Technology, Inc. (the "Company") that a Nasdaq Listings Qualification Panel (the "Panel") had determined to delist the Company's securities from The Nasdaq National Stock Market, effective with the close of business on February 10, 1998. The Letter states that the Company's Form 10-Q for the period ended September 30, 1997 reported total assets of $223,308,927 and net tangible assets of $(43,099,213), and that the closing bid price for the company's shares on February 6, 1998 was $0.40625 per share. The Nasdaq minimum net tangible assets and minimum bid price requirements for continuing listing on the Nasdaq National Market are $4,000,000 and $1.00 per share, respectively.

     At a hearing before the Panel on January 23, 1998 and in subsequent correspondence, the Company provided information intended to demonstrate that the Company was developing a plan to come into compliance with the continued listing requirements of the Nasdaq National Market. In the Letter, Nasdaq states that the Panel was of the opinion that the Company had not provided a definitive plan to regain compliance with the continued listing requirements within a reasonable period of time.

     The Nasdaq Listing and Hearing Review Council (the "Listing Council") may, on its own motion, decide to review any Panel decision within 45 days after the issuance of the decision. Furthermore, the Company may also request the Listing Council to review the decision by filing a written request for review within 15 days from the date of the decision. The Company is currently reviewing Nasdaq's decision and evaluating what action, if any, it should take in response to this decision.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MOLTEN METAL TECHNOLOGY, INC.



Dated:  February 11, 1998               By: /s/ F. Gordon Bitter
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                                            F. Gordon Bitter
                                            Chief Executive Officer and
                                            Chief Financial Officer